                                                                    EXHIBIT 10.2

                                AMENDMENT 1 TO
                  AMENDED AND RESTATED POWER SALES AGREEMENT

         THIS AMENDMENT, made and entered into as of the 10th day of November, 1999, by and between ENGAGE ENERGY US, L.P., a Delaware limited partnership ("Buyer"), and ELWOOD ENERGY LLC, a Delaware limited liability company ("Seller"), who may hereinafter be referred to collectively as "Parties" or individually as "Party".

                                   WITNESSETH:

         WHEREAS, the Parties entered into an Amended and Restated Power Sales Agreement dated as of April 5, 1999 (hereinafter referred to as the "Contract"); and

         NOW THEREFORE, in consideration of the mutual convenants and agreements set forth herein, Buyer and Seller do hereby agree to amend the Contract as follows:

                                       I.

         1.    Section 1(a). Definitions is hereby amended by adding the
                             -----------
following:

         "Commercially Reasonable" (regardless of whether such term has initial capitalization) means, with respect to any action required to be made, attempted or taken by a Party under this Agreement, the level of effort required to be made in light of the facts known to a Party at the time a decision is made that:
(i) can reasonably be expected to accomplish the desired action; (ii) is consistent with Prudent Utility Practices; (iii) takes into consideration, among other things, the amount of notice of the need to take such action, the duration and type of the action and the competitive environment in which such action occurs, and (iv) with respect to Dispatch notices made for hours other than On-Peak Hours during the Summer Period, notwithstanding the applicability of
Section 20(a)(vii), takes into consideration the availability of fuel, the availability of transportation necessary to obtain fuel, the delivered cost of fuel, and other variable costs.

         "Minimum Notification Period" (regardless of whether such term has initial capitalization) means the minimum advance notice time for Start Up of a Committed Unit for the applicable time period which shall be three (3) hours for the Non-Summer Period and Off-Peak Hours in the Summer Period and one (1) hour for On-Peak Hours in the Summer Period.

         2. Section 5(a)(i) of the Contract shall be deleted in its entirety and replaced as follows:

         "(i) All Electric Energy delivered by Seller to Buyer from each Committed Unit under this Agreement shall be metered by the Revenue Meter. Readings from the Revenue Meter shall be reduced for transformer and transmission line losses between the Revenue Meter and the Point of Delivery in accordance with Prudent Utility Practice. If technically feasible (as determined by the Parties) Buyer shall be permitted to install its own back-up metering system at Buyer's sole expense. The amount of megawatt-hours for which Buyer will be billed also will be adjusted by the amount of electricity that had been both generated by the applicable Committed Unit and consumed by other units at the Facility during the billing period to yield the "billable generation" for the billing period calculated as described below. To establish the kilowatt-hours of electricity provided by a Committed Unit and consumed by other units for a billing period, the total for each billing period of electricity consumed by each unit at the Facility will be determined from the individual unit meter readings using the revenue meter located at the generator leads which will then be summed for all four units. From this sum, the total monthly electricity purchased from the Interconnected Utility (as determined from the Interconnected Utility's revenue meter in the ComEd/Elwood Switchyard) will be subtracted, yielding an aggregate total of the electricity consumed by all the units that had been generated by one or more other units at the Facility. This amount will then be multiplied by the ratio of the total operating hours of a given Committed Unit to the total operating hours of all units. This product will represent the electricity generated by a given Committed Unit and consumed by other units. This value will be subtracted from the reading of the Revenue Meter for a particular Committed Unit for billing purposes for the billing period. The following example demonstrates the calculation methodology:

Total Electricity generated Unit 1 - 30,000 MWh

Total Electricity generated Unit 2 - 22,500 MWh

Total Electricity generated Unit 3 - 15,000 MWh

Total Electricity generated Unit 4 -      0 MWh


Total electricity consumed Unit 1 - 20,000 kWh

Total electricity consumed Unit 2 - 30,000 kWh

Total electricity consumed Unit 3 - 15,000 kWh

Total electricity consumed Unit 4 - 2,000 kWh

Total electricity consumed All Units = 20,000 + 30,000 + 15,000 + 2,000 = 67,000
kWh

Total electricity purchased from the Interconnected Utility- 30,000 kWh

Total electricity consumed at the Facility generated by the Facility = 67,000 - 30,000 = 37,000 kWh

Unit 1 Monthly Operating Hours - 200

Unit 2 Monthly Operating Hours - 150

Unit 3 Monthly Operating Hours - 100

Unit 4 Monthly Operating Hours - 0

Total Operating Hours = 200 + 150 + 100 + 0 = 450 hours


CALCULATION:

Electricity Furnished by Unit 1 and consumed at the Facility = (200/450) (37,000) = 16,444 kWh (16.444 MWh)

Electricity Furnished by Unit 2 and consumed at the Facility = (150/450) (37,000) = 12,333 kWh (12.333 MWh)

Electricity Furnished by Unit 3 and consumed by the Facility = (100/450) (37,000) = 8,222 kWh (8.222 MWh)

Electricity Furnished by Unit 4 and consumed by the Facility = (0/450) (37,000) = 0 kWh

Billable Generation Unit 1 = 30,000 - 16.444 = 29,983 MWh

Billable Generation Unit 2 = 22,500 - 12.333 = 22,488 MWh

Billable Generation Unit 3 = 15,000 - 8.222 = 14,992 MWh

Billable Generation Unit 4 = 0-0 = 0 MWh"

         3. Section 6(c)(iv) of the Contract shall be deleted in its entirety and replaced as follows:

         "Non-Summer Period and Off-Peak Hours During the Summer Period.
          -------------------------------------------------------------
Notwithstanding there is no Target FOAF during the Non-Summer Period or during Off-Peak Hours during the Summer Period, Seller shall use Commercially Reasonable efforts to achieve a high level of availability for the Committed Units during such periods.

         If Seller determines in its sole discretion that operation of a Committed Unit(s) in response to a Dispatch notification from Buyer for such periods is not Commercially Reasonable, then Seller shall notify Buyer that Seller does not intend to Start Up the applicable Committed Unit(s) (such notice a "Refusal Notice"). Seller shall provide such Refusal Notice by telephone within thirty (30) minutes of receipt of Buyer's Dispatch notification. In such Refusal Notice, Seller shall propose a rate at which it will be willing to operate such Committed Unit(s) in accordance with the schedule for Start Up and run time in the Buyer's Dispatch notification. If Seller does not provide such Refusal Notice within such thirty (30) minute period, Seller shall be deemed to have found such Dispatch order Commercially Reasonable.

         If Buyer accepts the rate proposed in the Refusal Notice during the telephone conference in which such Refusal Notice is given, then Seller shall Start Up and operate the applicable Committed Unit(s) in accordance with the applicable Dispatch notification. If Buyer does not so accept such rate, Buyer may accept such rate for a period of one hour from Seller's provision of the applicable Refusal Notice proposing such rate by providing Seller with a new Dispatch order with notice at least equal to the Minimum Notification Period provided such new Dispatch order is for run time comparable to the original Dispatch order. If Buyer does not accept Seller's proposed rate within such one hour period, Buyer's Dispatch notification shall be void. In such event, Seller shall not be obligated to Start Up or operate any Committed Unit in accordance with such void Dispatch notification and Buyer shall not be obligated to pay charges associated with cancellation of Start Ups as set forth in Section 7(a)(ii).

         With respect to the Non-Summer Period and Off-Peak Hours during the Summer Period, any request by Buyer (x) to Start Up a Committed Unit(s) after such a Dispatch order becomes void, or (y) to expand the run time in a currently valid Dispatch order shall constitute a new Dispatch order, subject to the Minimum Notification Period and subject to Seller's right to find such a Dispatch order to be not Commercially Reasonable in its sole discretion in accordance with the provisions of this Section 6(c)(iv). The preceding Subsection (y) shall not apply to situations where Buyer requests an extension of the run time of an operating Committed Unit(s) from On-Peak Hours during the Summer Period into Off-Peak Hours in the Summer Period in accordance with the third sentence of Section (d) of Appendix A."

         4. Section 7(a)(ii) is hereby amended by adding the following new sentence to the end of such section:

         "If Buyer issues a Dispatch notification requesting Start Up of a Committed Unit(s) and (x) subsequently cancels such Start Up at any time after the Minimum Notification Period has begun and before the requested time for such Start Up, or (y) issues a Dispatch notification to cease operation before the Committed Unit has operated for the minimum run time identified in Appendix A, Section (g), Buyer shall pay Seller the Start Up Charge and the Electric Energy Charge in accordance with this Section as if Seller had generated Electric Energy for the first four (4) hours after the requested Start Up time pursuant to the generation schedule in the original Dispatch notification; provided, however, such hours shall not count toward the maximum take hours applicable to each Committed Unit as set forth in Section (a) of Appendix A."

         5. Appendix A of the Contract shall be deleted in its entirety and replaced with the attached Revised Appendix A.

         6. Appendix C attached hereto is hereby incorporated into and made a part of the Contract.

          7. Appendix D attached hereto is hereby incorporated into and made a part of the Contract.

         8. Appendix E of the Contract shall be deleted in its entirety and replaced with the attached Revised Appendix E.

                                       II.

         Except as herein provided, the Contract shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate originals as of the date first written above. ENGAGE

ENERGY US, L.P.

By:    /s/ James Dyer, IV
    ----------------------------------
Name:     James Dyer, IV
      --------------------------------
Title:    Executive Vice President and
      --------------------------------
           Chief Operating Officer
       -------------------------------


ELWOOD ENERGY LLC

By:    /s/ William E. Morrow
    ------------------------------
Name:     William E. Morrow
      ----------------------------
Title:    Vice President
       ---------------------------

                              REVISED APPENDIX A
                        DESIGN LIMITS PER COMMITTED UNIT

     Buyer shall have the right to Dispatch a Committed Unit up to its Net Dependable Capacity with the following restrictions:

          (a)  Maximum takes. 1500 hours per Committed Unit per Contract Year
               -------------
     maximum (or 3000 hours cumulative for 2 Committed Units). As set forth in
     Section 6(b)(iii), during 1999, Seller may take up to 100 hours per unit during the Start Up and testing phase prior to the Commercial Operations Date. These hours will count towards the 1500-hour/year limitation per Committed Unit in calendar year 1999. For purposes of this Agreement, the Committed Units shall be considered "operating" from the first moment of firing, and all time during firing shall count towards the 1500 hour limitation.

          (b)  Minimum/maximum loads. Buyer may Dispatch each Committed Unit
               ---------------------
     from 60% of Net Dependable Capacity up to its Net Dependable Capacity. Each hour that a Committed Unit is operating, regardless of the output, will count towards the 1500-hour/year limitation per Committed Unit.

          (c)  Start Up Notification.
               ---------------------

               (i)   Dispatch For On-Peak Hours in the Summer Period. With
                     -----------------------------------------------
                     respect to Start Up notifications for generation during On-Peak Hours in the Summer Period, Seller shall cause a Committed Unit to be started not later than the later of
                     (A) one (1) hour after receipt of Dispatch notification from Buyer, or (B) the requested Start Up time stipulated in such Dispatch notification. If such notification requests Start Up of both Committed Units at the same time, the first Committed Unit will be Started Up by the time specified in the Dispatch notification, and the second Committed Unit will be Started Up within ten (10) minutes of the first Committed Unit.

               (ii)  Dispatch For All Other Times. With respect to Start Up
                     ----------------------------
                     notifications for generation during all hours other than On-Peak Hours in the Summer Period, Seller shall cause a Committed Unit to be started not later than the later of
                     (A) three (3) hours after receipt of Dispatch notification from Buyer, or (B) the requested Start Up time stipulated in such Dispatch notification. If such notification requests Start Up of both Committed Units at the same time, the first Committed Unit will be Started Up by the time specified in the Dispatch notification, and the second Committed Unit will be Started Up within ten (10) minutes of the first Committed Unit.

          (d)  Modification. Buyer may only extend the operation of a Committed
               ------------
               Unit(s) for not less than one (1) hour increments. Notice of such an extension during On-Peak Hours in the Summer Period must be provided to Seller at least one (1) hour prior to the stop time specified in the then current Dispatch notification (as extended). If a Committed Unit is operating during On-Peak Hours during the Summer Period, Buyer may extend such operation into Off-Peak Hours for up to two (2) hours as if such extensions were during On-Peak Hours in the Summer Period. For all other extensions, Buyer must provide a three (3) hour notice. Buyer may issue a notification to cease firing a Committed Unit at any time, subject to
                           Section 7(a)(ii).

                   (e)     Cancellation Notification. Notwithstanding Paragraph
                           -------------------------
         (c) herein above,


                           (i)     On-Peak Summer Hours. With respect to On-Peak
                                   --------------------
                                   Hours in the Summer Period, but subject to
                                   Section 7(a)(ii), Buyer may cancel a Start Up notification for a Committed Unit by providing Seller with a cancellation notification not less than one (1) hour prior to the Start Up time for such Committed Unit as set forth in such Dispatch notification.

                           (ii)    All other hours. With respect to all hours
                                   ---------------
                                   other than On-Peak Hours in the Summer
                                   Period, but subject to Section 7(a)(ii), Buyer may cancel Start Up notification for a Committed Unit by providing Seller with a cancellation notification not less than three
                                   (3) hours prior to the Start Up time for such Committed Unit as set forth in such Dispatch notification.

                   (f)     Load Range and Ramp Times. Once a Committed Unit
                           --------------------------
         starts, the Committed Unit will ramp to base load of 60% of Net Dependable Capacity within 20 minutes. From base load, Buyer can choose to ramp between base load and Net Dependable Capacity. The Committed Units can ramp from base load to Net Dependable Capacity within 10 minutes. The units can be loaded approximately twice as fast due to a feature purchased from GE by Seller, but this operation is at the expense of the machine's life. If Buyer requests this fast load ramp option, and Seller agrees to such operation, this will be priced at $500 per Start Up.

                   (g)     Minimum on-line and off-line times. 4-hour minimum
                           ----------------------------------
         run-time per start and 2-hour minimum off-time between Start Ups.

                   (h)     Estimated Reactive Capability Curves. The provision
                           ------------------------------------
         of Ancillary Services pursuant to this Agreement (including terms of Article 9 hereof) shall be consistent with the curve attached hereto as Schedule A-1.

                                   APPENDIX C
                         COMMUNICATIONS AND GUIDELINES

                  1. Purposes. The purposes of this Appendix are (i) to describe the nature of the communications link that will be maintained between Seller and Buyer, (ii) to establish the nature and content of communications relating to availability of the Committed Units and their dispatch, and (iii) to establish certain operating procedures. The Parties recognize that it is important that such communication channels be established so that only responsible and authorized personnel can issue requests and/or orders that may impact unit reliability and availability. For dispatch purposes, Buyer may designate a representative other than a Buyer employee to act on its behalf by providing written notice to Seller of such designation and the data required by section 2(b) below.

                  2. Communications Link. (a) For the dispatch of the Committed Units, Buyer shall first attempt to contact Seller by telephone. If such attempt fails, Buyer shall contact Seller on Seller's pager system, which shall be used as a primary source for communication for dispatch as contemplated by this Agreement. Seller shall contact Buyer by telephone immediately (within 10 minutes) upon receipt of page to obtain specific dispatch instructions. If Seller has not responded within 10 minutes, Buyer shall contact Seller using Seller's cellular phone system. Seller will notify Buyer as soon as possible of any disruption or unavailability of the pager or cellular phone system. The Parties shall also establish and maintain standard phone lines for communications, which systems shall be used in the event that the aforementioned pager system is unavailable. Seller shall notify Buyer promptly of any problems with said standard phone lines. Buyer shall verify such dispatch by facsimile transmission.

                  (b) Telephone numbers will be exchanged between Buyer and Seller for the indicated persons:

                         Buyer Generation Dispatcher
                         Buyer facsimile number
                         Seller pager number
                         Seller cellular phone numbers
                         Seller control room phone number
                         Seller facsimile number

                  3. Content of Communications. (a) To the extent that events are known or anticipated, Seller shall provide to Buyer information regarding the availability of the Committed Units, including information regarding the following matters:

                  (i) conditions, issues or events which may affect the output or reliability of the Committed Units;

                  (ii) time of day (based on a twenty-four hour clock) when a Committed Unit is placed on the line and taken off the line;

                  (iii) changes of rated capacity of a Committed Unit, when it is known that such changes have taken place or will take place;

                  (iv) Committed Unit de-ratings, including the amount of any derate, the estimated or known start time and date of the derate, the estimated or known ending time and date of the derate, and the cause of the derate;

                  (v) conditions at the Facility or a Committed Unit that could affect the present or anticipated load following capability of a Committed Unit;

                  (vi) when required testing or other operational work could limit the availability or maneuverability of a Committed Unit; and

                  (vii) when the Interconnected Utility issues an emergency and requests a dispatch level different from that level given by Buyer.

As it becomes available or anticipated, such information shall be made available to the Buyer. To the extent that such information reflects anticipated events over which Seller has some control, Seller shall undertake to coordinate the occurrence of such event with Buyer.

                  (b) Seller shall use the Operations Reporting Form (via facsimile) attached in Appendix D for the purpose of reporting Committed Unit capability, outages and deratings as soon as possible after any information about a Committed Unit changes.

         Buyer shall acknowledge receipt of any such facsimile transmissions by signing the form and transmitting such signed page by facsimile transmission to Seller at the return facsimile transmission number indicated thereon. Copies of the transmissions described in this Section 3(b) shall be retained by Seller and Buyer for at least 36 months, after which they may be destroyed.

                  (c) Seller shall provide information regarding Committed Unit availability by telephone on a daily basis by 1200 CPT each Day for the Day commencing thirty-six (36) hours later to Buyer at the number given for the Buyer.

                  (d) Seller shall provide notification regarding any information outlined in Section 3(a) that is not included in the Operations Reporting Form by telephone to Buyer at the number given for the Buyer as soon as practicable after such information is known to Seller.

                                   APPENDIX D
                            OPERATIONS REPORTING FORM


          9.     DATA APPLICABLE FOR ELWOOD AVAILABILITY DECLARATION



Availability Declaration Period Commencing

0001 PM/AM, ____/____/____ to 2400 PM/AM, ____/____/____
----                          ----

TO:      Engage Energy                      FAX Nr:           (713) 297-1050

--------------------------------------------------------------------------------
                                             This FAX is a submission of
--------------------------------------------------------------------------------
Generator's Offer Data
--------------------------------------------------------------------------------
A REVISION to the previously submitted offer of ____/____/____
  --------
--------------------------------------------------------------------------------
This document is a hardcopy back-up to the offer of ____/____/____
--------------------------------------------------------------------------------


Unit 1 Available to meet Net Dependable Capacity (NDC-150 MW) ____ Yes ____ No
     -
Unit 2 Available to meet Net Dependable Capacity (NDC-150 MW) ____ Yes ____ No
     -


DERATINGS:          Derated
                     Amount      Time                      Time
                     ------      ----                      ----
Unit 1 Cause Code: ___ MW ____ Start _____ Date ___/___/___ Stop _____ Date ___/___/___
     -
Unit 2 Cause Code: ___ MW ____ Start _____ Date ___/___/___ Stop _____ Date ___/___/___
     -


MINIMUM:

                                 Time                      Time
                                 ----                      ----
Unit 1 Cause Code: ___ MW ____ Start _____ Date ___/___/___ Stop _____ Date ___/___/___
     -
Unit 2 Cause Code: ___ MW ____ Start _____ Date ___/___/___ Stop _____ Date ___/___/___
     -

REMARKS: _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________


Submitted By:     ____________________________________________

Date:             ____________________________________________

If you do not receive all the pages, or if the clarification or retransmission is required, call (815) 423-5192.

Return acknowledgement of the FAX to the attention of: _________________________
FAX Number:       (815) 423-5058


--------------------------------------------------------------------------------


Acknowledgement by Engage Energy:   ________________________________ (Signature)
                                    ________________________________ (Title)

Acknowledgement date and time:      ________________________________

                                  APPENDIX E

                               FOAF CALCULATIONS

I.       Formula
         --------

                  FOAF = FOH  +  EFDH
                         ------------
                              PH

Where:

"FOAF" is "Forced Outage Adjustment Factor"

"FOH" is "Forced Outage Hours" in the Summer Period

"EFDH" is "Equivalent Forced Derated Hours" in the Summer Period

"PH" is "Period Hours" in the Summer Period

II.      Definitions

              A.  Operation and Outage States

Forced Derating
An unplanned component failure (immediate, delayed, postponed) or other condition (including a Force Majeure Event after the Commercial Operations Date) that requires the load on a Committed Unit be reduced immediately, within six hours, or before the end of the next weekend, other than during time periods when (a) Seller delivers Substitute Electric Energy (and to the extent of such delivery) or (b) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii). The existence of a Forced Derating is not in any way dependent on the applicable Committed Unit being under a Buyer Dispatch order at the time or during the Forced Derating.

Forced Outage
An unplanned component failure (immediate, delayed, postponed, startup failure) or other condition (including a Force Majeure Event after the Commercial Operations Date) that requires a Committed Unit be removed from service immediately, within six hours, or before the end of the next weekend, other than during time periods when (a) Seller delivers Substitute Electric Energy (and to the extent of such delivery) or (b) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii). The existence of a Forced Outage is not in any way dependent on the applicable Committed Unit being under a Buyer Dispatch order at the time of the Forced Outage.

For the avoidance of doubt, in the event that the Interconnecting Utility has suspended, terminated or otherwise interrupted transmission of the Electric Energy of a Committed Unit due to a breach of or default under the Interconnection Agreement by Seller alleged by the Interconnected Utility by written notice of breach or default by Seller pursuant to the terms of the Interconnection Agreement to have occurred, the Committed Unit will be considered under a Forced Outage or Forced Derating for the purpose of calculating the FOAF, whether or not such claim by the Interconnecting Utility is ultimately resolved in Seller's favor.

B.  Time (Calculated during Summer Period On-Peak Hours Only)

Equivalent Forced Derated Hours
(EFDH) *
The product of Forced Derated Hours (FDH) and Size of Reduction during Summer Period On-Peak Hours, divided by Net Dependable Capacity (NDC).

Forced Derated Hours (FDH)
Sum of all On-Peak Hours during which there is a Forced Derating in the Summer Period.

Forced Outage Hours (FOH)
Sum of all On-Peak Hours during which there is a Forced Outage in the Summer Period.

Period Hours (PH)
The sum of all On-Peak Hours during the Summer Period.

*Equivalent hours are computed for each derating and then summed.
Size of Reduction is determined by subtracting the Net Available Capacity (NAC) from the Net Dependable Capacity (NDC). In cases of multiple deratings, the Size of Reduction of each derating is the difference in the Net Available Capacity of the unit prior to the initiation of the derating and the reported Net Available Capacity as a result of the derating.

C.  Capacity and Energy

Gross Available Capacity (GAC)
Greatest capacity (MW) at which a unit can operate with a reduction imposed by a derating.

Net Available Capacity (NAC)
GAC less the unit capacity (MW) utilized for that unit's station service or auxiliaries.

D.  FOAF SAMPLE CALCULATIONS

1.       First Incident is a Forced Derating at Committed Unit 1:
         -------------------------------------------------------

         Assume for a period of 48 hours between 6:00 a.m. on a Tuesday and 6:00 a.m. on the following Thursday in July, Committed Unit 1 can only operate at 100 MW (as adjusted for temperature and relative humidity). Net Dependable Capacity (as adjusted for temperature and relative humidity) is 150 MW.

         The Committed Unit Forced Derating occurred for 32 On-Peak hours, (16 Hours Tuesday and 16 hours Wednesday). As such

                       EFDH = FDH x Size of Reduction, or
                              -----------------------
                                       NDC

               EFDH = 32 hours x 50 MW = 1600 MWH = 10.67 hours
                      ----------------   --------
                          150 MW          150 MW

2.       Second Incident is a Forced Outage at Committed Unit 1:
         -------------------------------------------------------

         Assume Committed Unit 1 is totally unavailable for a period from 6:00 a.m. Friday through 2:00 a.m. the following Tuesday in August.

         The Forced Outage occurred for 32 On-Peak hours (i.e., 16 Friday, zero Saturday and Sunday, 16 Monday and zero Tuesday)

3.       Third Incident is a Forced Outage at Committed Unit 2:
         ------------------------------------------------------

         Assume Committed Unit 2 has a 7 hour Forced Outage from 8:00 p.m. until 3:00 a.m. on a Thursday in August. The Forced Outage then lasted for 2 On-Peak Hours.

4.       Fourth Incident is a Forced Outage on Committed Unit 2:
         ------------------------------------------------------

         Assume Committed Unit 2 has a 36 hour Forced Outage from 8:00 a.m. on a Thursday in November until 8:00 p.m. the following Friday. The Forced Outage was not in the Summer Period and as such is not part of FOAF calculation.

5.       Aggregate FOAF (for both Committed Units) for the Year
         ------------------------------------------------------

         If these are the only four incidents in a contract year (assuming the number of weekdays in Summer Period is the same as in 1999 and assuming two NERC holidays), then,
Incident 1 is 10.67 hours.
Incident 2 is 32 hours.
Incident 3 is 2 hours.

Incident 4 is zero hours.

               FOAF = 10.67 hours + 32 hours + 2 hours = .01623
                      --------------------------------
                             2(1376) On Peak Hours

or, 1.62%

5% - 1.62% = 3.38%, and

Seller gets a bonus of 3.38% times the applicable Contract Year's Capacity Payment.